UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2016
AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)
949-481-9825
(Registrant's Telephone Number, Including Area Code)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On May 25, 2016, Aeolus Pharmaceuticals, Inc. (the "Company") executed a Modification of Contract (the "Modification") with the Biomedical Advanced Research and Development Authority ("BARDA"), a division of the United States Department of Health and Human Services.  The Modification relates to the Company's advanced research & development contract with BARDA, worth up to $118.4 million, for the development of AEOL 10150 as a treatment for the pulmonary and delayed effects of acute radiation exposure following a nuclear detonation or accident.

The purpose of the Modification is to provide $420,981 in additional funding to complete a pharmacometric analysis of data from all completed animal efficacy studies of AEOL 10150. The analysis will include population analysis of time course of the efficacy endpoints in the control and treated groups. The population model of the efficacy endpoints will be employed to perform simulations to determine optimal dose, dose frequency and duration of treatment to inform human safety requirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  May 26, 2016                                                 AEOLUS PHARMACEUTICALS, INC.

/s/ David C. Cavalier
David C. Cavalier
Chairman & Chief Financial Officer